As filed with the Securities and Exchange Commission on ____________, 1997.
                                            Registration No. 33-


                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                     ________________________
                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                      ______________________
                          MEDPLUS, INC.
     (Exact name of registrant as specified in its charter)
       Ohio                                                   48-1094982
(State or other      8805 Governor's Hill Drive           (I.R.S. Employer
jurisdiction of        Cincinnati, Ohio  45249           Identification No.)
incorporation              (513) 583-0500
or organizarion)         Fax:  (513) 583-8884
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________
                        Moira J. Squier, Esq.
                            MedPlus, Inc.
                     8805 Governor's Hill Drive
                      Cincinnati, Ohio  45249
                          (513) 583-0500
                       Fax:  (513) 583-8884

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ______________________
                             Copy to:
                   Charles F. Hertlein, Jr., Esq.
                         Dinsmore & Shohl
                         1900 Chemed Center
                       255 East Fifth Street
                       Cincinnati, Ohio  45202
                           (513) 977-8315
                        Fax:  (513) 977-8141

     Approximate date of commencement of proposed sale to the public;
  As soon as practicable after this Registration Statement becomes effective.

                   CALCULATION OF REGISTRATION FEE

Title of Each Class      Amount to be    Proposed    Proposed     Amount of
of Securities to be      Registered      Maximum     Maximum      Registration
Registered                               Offering    Aggregate    Fee
                                         Price Per   Offering
                                         Share       Price

Common Stock,
without par value....   113,523         $6.25(1)     $709,518.75  $215.01
(1) Estimated solely for the purpose of calculating the amount of registration fee.
                                _____________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_____________________________________________________________________________



PROSPECTUS
                                     113,523 Shares

                                      MEDPLUS, INC.
                                      Common Stock
                                     _______________

     Certain selling shareholders (the "Selling Shareholders") are offering for sale pursuant to this Prospectus up to 113,523 shares (the "Shares") of the common stock without par value ("Common Stock") of MedPlus, Inc. (the "Company"). The Selling Shareholders originally acquired the Shares from the Company in December 1995 pursuant to the merger into the Company of Universal Document Management Services, Inc. See "Selling Shareholders." The Company will not receive any proceeds from the sale of Shares hereunder. See "Use of Proceeds."

     The Shares may be sold from time to time by the Selling Shareholders (or their pledges or donees) in one or more transactions (which may include block transactions in the Nasdaq National Market), in negotiated transactions or otherwise, at prices then prevailing or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Commissions or discounts which may be received by brokers or dealers are not expected to exceed those customary in the type of transactions involved. The Selling Shareholders and any persons who act as broker-dealers in connection with the sale of the Shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them, and any profit on the resale of the Shares a principal, may under certain circumstances be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of registration of the Shares under the Securities Act and applicable state laws, estimated to be approximately $5,000 will be borne by the Company. Any commission expenses and brokerage fees, the fees of counsel to the Selling Shareholders and any applicable taxes are payable individually by the Selling Shareholders.

     The Common Stock is traded on the over-the-counter and quoted on the Nasdaq National Market under the symbol "MEDP". On January 20, 1997, the closing price of the Common Stock on the Nasdaq National Market was $6.25 per share.

INVESTORS SHOULD CONSIDER THE MATTERS SET FORTH HEREIN UNDER "RISK FACTORS."
                                _________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           ____________

                   The date of this Prospectus is ______, 1997



                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, NW, Washington, D.C. and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 14th Floor, 75 Park Place, New York, New York. Copies of this material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet website at http://www.sec.gov that contains reports, proxy statements and other information.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the Shares offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits incorporated therein by reference or filed as a part thereof. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference: (1) Annual Report on Form 10-KSB for the year ended December 31, 1995; (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1996; (iii) Proxy Statement dated April 17, 1996; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act relating thereto, effective date May 24, 1994, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a Prospectus is delivered upon written or oral request of such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for copies should be directed to Moira J. Squier, General Counsel, MedPlus, Inc., 8805 Governor's Hill Drive, Cincinnati, Ohio 45249, telephone (513) 583-0500.

                           TABLE OF CONTENTS

Available Information................................................

Incorporation of Certain Documents by Reference......................

The Company..........................................................

Use of Proceeds......................................................

Risk Factors.........................................................

Selling Shareholders.................................................

Plan of Distribution.................................................

Legal Matters........................................................

Experts..............................................................


     No person is authorized to give any information or make any representations other than those contained or incorporated by reference in this Prospectus, in connection with the offering referred to herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities registered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                                  THE COMPANY

     MedPlus provides state-of-the-art information management technology and products to customers in the health care industry. The Company sells and supports hardware and software solutions to meet the needs of health care organizations. The Company's products include electronic patient systems, optical document archival and retrieval systems, intelligent bar coding systems, object-oriented workflow and document management systems and laboratory, business office and physician office integration services. The Company's technology and products are designed to allow health care providers to easily and quickly achieve quality and productivity enhancements, and cost containment goals which are increasingly imposed upon them by legal and regulatory requirements as well as economic and consumer pressures.

     The Company was originally incorporated in 1991. The Company's principal executive offices are located at 8805 Governor's Hill Drive, Cincinnati, Ohio 45249. Its telephone number is (513) 583-0500.

                              USE OF PROCEEDS

     The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                              RISK FACTORS

     The following factors, any of which could have a material adverse effect on the Company, should be carefully considered in evaluating the Company and its business before purchasing the shares offered by this Prospectus:

     Product Acceptance and Market Development. The markets for the Company's products, particularly for its OptiMaxx and ChartMaxx products, are relatively new and may not develop as anticipated. The Company's future success is dependent upon market acceptance of its products in preference to competing products. Growth in the market for the Company's products will also depend upon a variety of factors, including the nature of future regulations affecting potential customers and basic economic forces, all of which are beyond the Company's control.


     Competition. The market for information technology in the health care industry is intensely competitive. The Company believes that the principal competitive factors in this market include the breadth and quality of system and product offerings, product pricing, the reputation and stability of the information systems provider, the features and capabilities of the information systems, ongoing support for such systems, the potential for enhancements thereto, and technical and financial resources. Certain of the Company's competitors have significantly greater financial, technical, research and development and marketing resources than the Company. In addition, the Company's products compete with other technologies as well as similar products developed by other companies. Other major information technology companies may enter the markets in which the Company competes. Competitive pressures and other factors, such as new product introductions by its competitors, or the entry into new geographic markets may result in significant pricing pressures that could have a material adverse effect on the Company's business.

     Rapid Technological Change. The computer and information systems industries have long been characterized by rapid technological advances in both software and hardware. There could be substantial new developments of software or hardware, or even of entire new technologies, that could quickly render the Company's current products obsolete. To respond to rapidly changing technology, the Company will be required to make substantial continuing investments in research and development, and there can be no assurance that its efforts will be successful or that there will be adequate funds available for such efforts.

     Complementary Business or Products. The Company has adopted the strategy of advancing and/or investing funds in companies that develop software and/or provide services to the health care industry, or that may be complementary and/or assist in the development, marketing, and distribution of the Company's product lines. There can be no assurance that these investee companies will be successful and that the advances will be repaid or that the investments will have ongoing value.

     Dependence on IntelliCode Intelligent Bar Code System Product Line. From the date of the Company's inception, the IntelliCode product line has been the most significant business segment of the Company. However, it has been the Company's goal to diversify its information management technology products. The Company introduced the OptiMaxx product line in 1994 and made the first commercial release version of ChartMaxx in the fourth quarter of 1995. The Company acquired Universal Document Management Systems, Inc. in December 1995 and FutureCORE, Inc. in June 1996.

     Extended Sales Cycle; Dependence on Future Systems Sales. The decision by a health care provider to replace or substantially modify or upgrade its information systems typically involves a substantial capital commitment and an extended review and approval process. Accordingly, the sales cycle for the Company's products, particularly the OptiMaxx and ChartMaxx products, may exceed twelve months from initial contact to contract execution. During these periods, the Company may expend substantial time, efforts and funds preparing a contract proposal and negotiating the contract. The Company does not record revenues on products until they have either been shipped, or specific milestones in the installation or implementation of the system have been reached. Any significant or ongoing failure to achieve signed contracts and subsequent product shipment or product acceptance after expending time, effort and funds could have a material adverse effect on the Company's business.

     Variability in Quarterly Operating Results; Future Profitability; Possible Volatility in Stock Price. The Company has recently experienced quarterly operating losses, principally as a result of significant expenditures to develop and market its current and new products.
Additionally, results of operations have fluctuated and may continue to fluctuate significantly as a result of a number of factors, including: (i) the volume and timing of system sales and customer acceptances; (ii) customer purchasing patterns, extended sales cycles, particularly those of OptiMaxx and ChartMaxx, and scheduling of system installations; (iii) the mix of direct and indirect sales; and (iv) actions of competitors. The Company believes that revenues generated by indirect sales sources, which are harder to predict, may increase as a percentage of total revenues. The Company's total revenues and results of operations may be affected by seasonal trends as a result of customers' annual purchasing and budgeting practices.

     The Company's future profitability is dependent on its ability to achieve sufficient levels of revenue to fund its operating expenses and there can be no assurance that the Company will be profitable in the future. The Company's future operating results are likely to be subject to significant variability from quarter to quarter and could be adversely affected in any particular quarter. As a result, the Company believes that period to period comparisons of its revenues and results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance. Due to the foregoing factors, it is possible that the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock could be materially and adversely affected. In addition, the market price for the Company's Common Stock could be adversely affected by general trends in the Company's industry, changes in general market conditions and other factors.

     Dependence on Key Personnel. The Company's continued success is dependent upon certain key management and technical personnel. Competition for qualified employees is intense, and the loss of certain of the Company's employees or its inability to attract, retain and motivate highly skilled employees in the future could adversely affect its business.

     Highly Regulated Customer Base. The Company focuses its business on providing information solutions to health care organizations, particularly hospitals. Hospitals and other health care organizations are strictly regulated, and it is likely that the level of regulation will increase. The acceptance of the Company's products by its customers will depend, to a very significant degree, upon whether the use of the Company's products will be in compliance with applicable regulations or will assist health care organizations in complying with such regulations. While the Company closely monitors such regulations and designs its products accordingly, a substantial change in the level of regulation or the substance of particular regulations could adversely affect the Company's business.

     Uncertainty in Health Care Industry; Government Health Care Reform Proposals. The health care industry is undergoing significant changes, including consolidation of health care providers to form larger health care delivery enterprises as well as market-driven or government initiatives to reform health care. While, in general, these changes have had a positive impact on the Company's business, the increased bargaining power of these combined enterprises may lead to a reduction in the gross margins of the Company's products, which could have a material adverse effect on the Company's business, financial condition or results of operations. As the number of health care delivery enterprises decreases due to further industry consolidation, each sale becomes more significant and competition for such sale is greater. The Company's business, financial condition or results of operations may be materially and adversely affected in the event that the Company is unable to make sales of its systems to health care providers that are combining, replacing or substantially modifying their health care information systems. In addition, numerous proposals relating to health care reform have been, and additional proposals may be, introduced in the United States Congress and state legislatures. Although the effects of federal and state initiatives for health care reform are unknown, the Company believes that competitive factors in the health care industry will continue to drive reform of health care delivery. The Company cannot predict with any certainty what impact, if any, such market or government initiatives might have on its business, financial conditions or results of operations.

     Dependence Upon Relationships With Third Party Vendors. The Company does not possess substantial internal manufacturing capacity and instead relies upon third party manufacturers, including manufacturers with which the Company has negotiated special manufacturing agreements. The Company's dependence on third party suppliers involves several potential risks, including limited control over pricing, production constraints which may limit product availability and quality, and delivery schedules. While the Company believes it has adequately protected itself against most foreseeable risks through its special manufacturing agreements with key suppliers, if a third party manufacturer were to cease operations due to insolvency or for other reasons, if such manufacturer should reach full production capacity, or if such a manufacturer should breach its agreement with the Company, there could be a disruption in supply until other sources could be obtained. Such a disruption could adversely affect the Company's business. The Company believes, however, that any such effect would be temporary since numerous alternative sources of supply are available.

     In addition, the Company relies to a large extent upon licensed third party software which it integrates through the use of its own proprietary software. Consequently, the Company is dependent upon such third party software vendors for ongoing support and enhancements. The failure of one or more of such vendors to provide such services for any reason could adversely affect the Company's business. The Company believes that the effect of such a failure would be temporary because numerous alternative sources of software support are available.

     Lack of Intellectual Property Protection. To a significant degree, the Company's products consist of third party hardware and software integrated with some proprietary hardware and software of the Company. The Company historically did not hold any patents or copyrights with respect to any of its products and only recently adopted a policy of applying for patents and/or copyrights in appropriate situations. To the extent possible, the Company attempts to protect its use of third party hardware and software with contractual exclusivity and confidentiality provisions, but, because the Company does not own the rights to these third party products, there can be no assurance that competitors or others will not attempt to integrate the same or similar products into systems competitive with those sold by the Company. To protect its proprietary rights, the Company relies upon the law of trade secrets and confidentiality agreements with employees and customers. Notwithstanding these safeguards, it could be possible for competitors to obtain and/or imitate the Company's software and/or hardware. Further, there can be no assurance that others will not independently develop products similar or superior to those of the Company.

     Product Liability. The Company's products are designed to collect, store, and disseminate in various ways a wide range of information within health care facilities, including clinical and financial information.
Although the health care personnel who utilize the Company's products are responsible for the proper diagnosis and treatment of patients, and the Company's products are not directly utilized for such specific purposes, there can be no assurance that the Company will not become involved in products liability and/or malpractice claims and litigation, or that its insurance coverage, currently maintained at $10 million, will be sufficient in such a case. To date, however, the Company has not been involved in any such litigation.

     Control. The directors and officers of the Company currently own or control, in the aggregate, 3,237,000 shares of the Company's Common Stock, or approximately 53% of all the shares outstanding prior to completion of the offering. Upon completion of the offering, these persons will own 3,146,000 shares of the Company's Common Stock, or approximately 51.6% of the outstanding shares. As a result, the current directors and executive officers as a group will be able to exercise control over the election of directors and other matters which are presented to a vote of the shareholders of the Company.


                              SELLING SHAREHOLDERS

     The Selling Shareholders acquired the Shares in December 1995 exchange for their controlling interest in Universal Document Management Services, Inc. pursuant to such company's merger into a wholly-owned subsidiary of the Company. The merger agreement contained a registration rights clause which granted the Selling Shareholders the one-time right to require the Company to file a registration statement under the Securities Act to cover their sale of the Shares.

     The following table sets forth information as of December 31, 1996, with respect to beneficial ownership of Common Stock by Selling Shareholders and has been provided to the Company by the Selling Shareholders:







                                                             Percentage
                                                             of Shares
                      Shares     Shares to   Shares to       to be
                      Owned      be Sold     be Owned        Owned
Name of               Prior to   Pursuant    After           After
Selling Shareholder   Offering   Hereto      Offering        Offering

Jay Hilnbrand and
Judy Hilnbrand        100,724    90,724(1)   10,000          (2)

Robert C. Weiss        22,685    22,685(1)        0          (2)

Milton Bortz and
Honeylou Bortz            100       114           0          (2)

     (1) Shares acquired by the Selling Shareholders pursuant to the merger of Universal Document Management Systems, Inc. with and into the Company.

     (2)     Less than 1%.



                              PLAN OF DISTRIBUTION

General

     The Shares may be sold from time to time by the Selling Shareholders (or their pledgees or donees) in one or more transactions (which may include block transactions on the Nasdaq National Market) in negotiated transactions or otherwise, at prices then prevailing or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principal, or both. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Commissions or discounts which may be received by brokers or dealers are not expected to exceed those customary in the type of transactions involved. The Selling Shareholders and any persons who act as broker-dealers in connection with the sale of the Shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them, and any profit on the resale of the Shares as principal, may, under certain circumstances, be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of registration of the Shares with the Commission, estimated to be approximately $5,000 will be borne by the Company. Any commission expenses and brokerage fees, the fees of counsel to the Selling Shareholders, and any applicable taxes are payable individually by the Selling Shareholders.

     There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered hereby. The Company is not required to maintain the effectiveness under the Securities Act of the Registration Statement of which this Prospectus is a part for a period greater than three years after the Registration Statement is declared effective by the Commission.

Indemnification

     The Company's Code of Regulations provides that each person who is made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he/she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent or another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL") against all expenses, liability and loss, including attorneys' fees. The OGCL permits indemnification in non-shareholder derivative actions for expenses, judgments, fines and settlement amounts, if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In a shareholder derivative action, the OGCL permits indemnification for expenses only if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, unless the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his/her duties. The intent of the Company's Code of Regulations is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Code of Regulations requires the Company to pay a directors's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if its is ultimately determined that he/she is not entitled to be indemnified under Ohio law. To the extent that an officer or director is successful on the merits in any proceeding, Ohio law mandates indemnification for expenses, including attorneys' fees. The Code of Regulations also provides a procedure whereby a director or officer denied indemnification may bring an action against the Company to recover the amount of his/her indemnification claim, and the burden of proving that the director or officer did not meet the applicable standard of conduct described in the OGCL is placed on the Company. The Company's Code of Regulations also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the OGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.





                                 LEGAL MATTERS

     The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Dinsmore & Shohl, Cincinnati, Ohio.


                                   EXPERTS

     The financial statements of the Company as of December 31, 1995, and 1994, and for each of the years in the two-year period ended December 31, 1995, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-KSB, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                       PART II

                      INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance of the securities being registered hereunder. All such expenses will be borne by the Company.

     SEC registration fees...........................................$  215.01
     Legal fees and expenses.........................................$3,000.00
     Accounting fees and expenses....................................$1,500.00
     Miscellaneous...................................................$  284.99

     Total...........................................................$5,000.00


Item 15.     Indemnification of Directors and Officers

     The Company's Code of Regulations provides that each person who is made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he/she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent or another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL") against all expenses, liability and loss, including attorneys' fees. The OGCL permits indemnification in non-shareholder derivative actions for expenses, judgments, fines and settlement amounts, if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In a shareholder derivative action, the OGCL permits indemnification for expenses only if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, unless the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his/her duties. The intent of the Company's Code of Regulations is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Code of Regulations requires the Company to pay a directors's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if its is ultimately determined that he/she is not entitled to be indemnified under Ohio law. To the extent that an officer or director is successful on the merits in any proceeding, Ohio law mandates indemnification for expenses, including attorneys' fees. The Code of Regulations also provides a procedure whereby a director or officer denied indemnification may bring an action against the Company to recover the amount of his/her indemnification claim, and the burden of proving that the director or officer did not meet the applicable standard of conduct described in the OGCL is placed on the Company. The Company's Code of Regulations also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the OGCL.

Item 16.     Exhibits

     Each of the following exhibits is filed or incorporated by reference in this Registration Statement.


Exhibit
Number        Description of Exhibit

(5) and
(23.1)        Opinion and consent of Dinsmore & Shohl, counsel to the
     Registrant.

(23.3)        Consent of KPMG Peat Marwick LLP

(24)          Powers of Attorney (a)

________

(a) A power of attorney whereby various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection therewith is contained on the first page of the signature pages following Part II of this Registration Statement.

Item 17.     Undertakings

   (a) Rule 415 Offering. The undersigned small business issuer hereby undertakes that it will:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

             (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   (e) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


             In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (f) Reliance on Rule 430A. The undersigned small business issuer will:

             (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

             (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 24th day of January, 1997.

                                             MEDPLUS, INC.

                                   By:       /S/ Richard A. Mahoney

                                             _______________________________
                                             Richard A. Mahoney, President


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Mahoney, Philip S. Present, II, Moira J. Squier and Daniel Silber, and each of them, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                        Date

 /S/ Richard A. Mahoney          President and Director       January 24, 1997
Richard A. Mahoney               (Principal Executive
                                 Officer)


/S/ Daniel Silber                Treasurer and Chief          January 6, 1997
Daniel Silber                    Finanical Officer
                                 (Principal Financial and
                                 Accounting Officer)

/S/ Robert E. Kenny, III         Director                     January 7, 1997
Robert E. Kenny, III


/S/ Paul J. Stein                Director                     January 7, 1997
Paul J. Stein

/S/ Jay Hilnbrand                Director                     January 6, 1997
Jay Hilnbrand

___________________             Director                    __________________
Paul Martin